UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

EG ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Filed by EG Acquisition Corp.

Pursuant to Rule 14a-12 under

the Securities Exchange Act of 1934

Subject Company: EG Acquisition Corp.

Commission File No.: 001-40444

EG Acquisition Corp. and flyExclusive Announce Filing of Preliminary Proxy Statement with SEC in Connection with their Proposed Business Combination

NEW YORK & KINSTON, NC (May 8, 2023) – EG Acquisition Corp. (NYSE: EGGF), a Special Purpose Acquisition Company (“SPAC”), sponsored by EnTrust Global and GMF Capital, and flyExclusive, a leading provider of premium private jet experiences, today announced that EGGF has filed with the U.S. Securities and Exchange Commission (“SEC”) a preliminary proxy statement (the “Preliminary Proxy Statement”) on May 5, 2023 in connection with its previously announced business combination (the “Business Combination”) with LGM Enterprises, LLC d/b/a flyExclusive (“flyExclusive”) and with respect to the special meeting of EGGF’s stockholders.

“We are excited to reach this milestone, and to do so with partners who see the value in our business and support our vision for the future,” said Jim Segrave, CEO of flyExclusive. “EGGF founders Gary Fegel and Gregg Hymowitz have agreed to stay invested for the long-term, with their founder shares locked up for three years, which speaks to their confidence in our long-term business model. They are both extremely successful businessmen who have also agreed to serve on our board of directors. flyExclusive is fortunate to have them involved and engaged in helping take the Company to the next level.

In just eight years, flyExclusive has become one of North America’s largest private jet operators with double digit membership growth and greater than 90% retention among existing customers. We believe that entering the public markets will allow us to fuel our continued growth, better serve our customers and execute on our strategic plan to become a leading, fully vertically integrated private aviation company.”

On October 17, 2022, EGGF entered into a definitive agreement for a business combination with flyExclusive. The transaction is expected to be completed in the third quarter of 2023 and is subject to approval by EGGF’s shareholders, the Preliminary Proxy Statement being cleared for mailing by the SEC, and other customary closing conditions.

Under the terms of the Business Combination agreement, the transaction values flyExclusive at a pre-transaction equity value of $600 million and is expected to provide up to $310 million in proceeds, including $85 million of committed convertible notes and $225 million of EGGF cash in trust assuming no redemptions.

A link to the Preliminary Proxy Statement, as well as other information related to the proposed transaction can be found via EG Acquisition Corp.’s filings with the SEC at www.sec.gov.

About EG Acquisition Corp

EGGF is a SPAC formed for the purpose of effecting a business combination with one or more businesses. It is sponsored by EnTrust Global and GMF Capital, and raised $225 million in its initial public offering on May 26, 2021.

Founded in 1997 by Chairman and CEO Gregg S. Hymowitz, EnTrust Global is a global investment firm with approximately $18 billion in total assets.1 The firm manages assets for more than 500 institutional investors representing 48 countries. EnTrust has invested nearly $14 billion across approximately 160 transactions in both the private and public sectors, including transportation businesses. GMF Capital, a private investment platform founded by Gary Fegel in 2013, manages more than $1.5 billion in assets and has invested more than $5.5 billion of assets across 100+ transactions since inception, including in blank check companies and aviation industry assets.

At the time of EGGF’s initial public offering, the sponsor agreed to not sell its founder shares for a period of three years after the business combination.

About flyExclusive

flyExclusive is a vertically integrated, FAA regulated operator of private jet experiences offering customers on-demand charter, Jet Club and fractional jet services to destinations across the globe. As one of the world’s largest operators of Cessna Citation aircraft, flyExclusive owns a floating fleet of more than 90 light to heavy jets. The company manages all aspects of the customer experience, ensuring that every flight is on a modern, comfortable and safe aircraft. flyExclusive’s in-house Maintenance, Repair and Overhaul services, including paint, interiors and avionics capabilities, are provided from its campus headquarters in Kinston, North Carolina. To learn more, visit www.flyexclusive.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between flyExclusive and EGGF. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of EGGF’s securities, (ii) the risk that the transaction may not be completed by EGGF’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by EGGF, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the approval by the shareholders of EGGF and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining

[1]	As of January 31, 2023; based on estimates and includes assets under advisement and mandates awarded but not yet funded.

whether or not to pursue the transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Equity Purchase Agreement, (vi) the effect of the announcement or pendency of the transaction on flyExclusive’s business relationships, operating results and business generally, (vii) risks that the proposed transaction disrupts current plans and operations of flyExclusive and potential difficulties in flyExclusive employee retention as a result of the transaction, (viii) the outcome of any legal proceedings that may be instituted against flyExclusive or against EGGF related to the Equity Purchase Agreement or the transaction, (ix) the ability to maintain the listing of the EGGF’s securities a national securities exchange, (x) the price of EGGF’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which EGGF plans to operate or flyExclusive operates, variations in operating performance across competitors, changes in laws and regulations affecting EGGF’s or flyExclusive’s business and changes in the combined capital structure, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, and (xii) the risk of downturns and a changing regulatory landscape in the highly competitive aviation industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of EGGF’s registration on Form S-1, the Preliminary Proxy Statement that was filed as discussed above and other documents filed by EGGF from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and flyExclusive and EGGF assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. flyExclusive nor EGGF gives any assurance that either flyExclusive or EGGF or the combined company will achieve its expectations.

Additional Information

EGGF filed the Preliminary Proxy Statement with the SEC on May 5, 2023 in connection with the Business Combination pursuant to the equity purchase agreement, dated as of October 17, 2022, by and among EGGF, flyExclusive and other parties (the “Equity Purchase Agreement”), and EGGF will mail the definitive proxy statement and other relevant documents to its stockholders. This communication does not contain all the information that should be considered concerning the Business Combination. It is not intended to provide the basis for any investment decision or any other decision in respect to the proposed Business Combination. EGGF’s stockholders and other interested persons are advised to read the Preliminary Proxy Statement, any amendments thereto, and, when available, the definitive proxy statement in connection with EGGF’s solicitation of proxies for the special meeting to be held to approve the Business Combination as these materials will contain important information about flyExclusive and EG and the proposed Business Combination. The definitive proxy statement will be mailed to the stockholders of EG as of a record date to be established for voting on the Business Combination. Such stockholders will also be able to obtain copies of the definitive proxy statement, without charge, once available, at the SEC’s website at http://www.sec.gov.

Participants in the Solicitation

EGGF, EG Sponsor LLC and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of EGGF’s stockholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of EGGF’s directors and officers in EGGF’s filings with the SEC, including EGGF’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on April 13, 2023, and the Preliminary Proxy Statement. Stockholders can obtain copies of EGGF’s filings with the SEC, without charge, at the SEC’s website at www.sec.gov.

flyExclusive and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from EGGF’s stockholders in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination can be found in the Preliminary Proxy Statement.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Media Contact: Jillian Wilson, Marketing Specialist

jiwilson@flyexclusive.com | (252) 366-3604

Investor Relations Contact: Sloan Bohlen, Solebury Strategic Communications

investors@flyexclusive.com